SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 4, 2004

FIRST MARINER BANCORP

(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, MD 21224
(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (410) 342-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.  Regulation FD Disclosure

On February 4, 2004, First Mariner Bancorp (the “Company”) posted to the “Investor Relations” section of its Internet website (located at http://www.1stmarinerbank.com) an updated Investor Presentation (slideshow) in Microsoft® PowerPoint® format (which can be directly accessed at http://www.snl.com/cache/1001120254.PPT).  Additionally, beginning on February 4, 2004, officers of the Company will deliver to selected investors and analysts a series of presentations that will include written communication (comprised of this slideshow) which will be disseminated and provided in both written and oral form to the participants.  The content of the slideshow is described and furnished as Exhibit 99.1 to this Report on Form 8-K pursuant to Regulation FD and incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Exhibits.

99.1

Presentation (written communication comprised of a slideshow posted to the Registrant’s Internet website and to be shown during a series of analyst presentations beginning on February 4, 2004, and furnished pursuant to Item 9 of this Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: February 4, 2004	By:	/s/ Joseph A. Cicero
Joseph A. Cicero
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1

Presentation (written communication comprised of a slideshow posted to the Registrant’s Internet website and to be shown during a series of analyst presentations beginning on February 4, 2004, and furnished pursuant to Item 9 of this Report on Form 8-K).